Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Turtle Beach Corporation (the “Company”) on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Cris Keirn, Chief Executive Officer of the Company, and Mark Weinswig, Chief Financial Officer of the Company, certify to our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	March 12, 2026	By:	/s/ CRIS KEIRN
Cris Keirn
Chief Executive Officer
(Principal Executive Officer)

Date:	March 12, 2026	By:	/s/ MARK WEINSWIG
Mark Weinswig
Chief Financial Officer
(Principal Financial Officer)